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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K(A)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2001

DEALER AUTO RECEIVABLES COMPANY, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-32802	36-4347972
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
230 West Monroe Street Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 456-1250
(Registrant's telephone number, including area code)

Not Applicable
(Former name of former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

    Premier Auto Finance, Inc. (the "Servicer") on behalf of Dealer Auto Receivables Owner Trust 2000-1 (the "Trust") is filing a Monthly Report delivered pursuant to the Sale and Servicing Agreement dated as of August 24, 2000 by and amount the Trust, Dealer Auto Receivables Company, LLC, the Servicer and The Bank of New York as an Exhibit under Item 7(c).

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements:	None.
(b) Pro Forma Financial Information:	None.
(c) Exhibits:
Exhibit No.	Document
10.1	Monthly Report dated as of October 15, 2001

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEALER AUTO RECEIVABLES COMPANY, LLC
By:	/s/ WILLIAM J. SPARER William J. Sparer Secretary and Vice President

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURE